Exhibit 16.1

September 14, 2021

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: AVRA Medical Robotics, Inc.

Commission File Number: 333-216054

Dear Sir/Madam:

We have received a copy of, and are in agreement with, the statements being made by AVRA Medical Robotics, Inc., as they pertain to us, in Item 4.01 of its Form 8-K dated September 10, 2021.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

D. Brooks and Associates CPA’s, P.A
Palm Beach Gardens, FL